                                  EXHIBIT 19.2



                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

----------------------------------------x
In re                                   :
                                        :        Chapter 11 Case Nos.
                                        :
RHYTHMS NETCONNECTIONS INC., ET AL.,    :        01- 14283 (BRL) through
                                        :        01- 14287 (BRL)
                                        :
                  Debtors.              :        (Jointly Administered)
                                        :
----------------------------------------x

                        Monthly Operating Statements For
                   The Period March 1, 2001 and March 31, 2001

DEBTORS
-------
Rhythms NetConnections Inc.
Rhythms Links Inc.
Rhythms Links Inc. - Virginia
Rhythms Leasing Inc.
RCanada, Inc.

DEBTORS' ADDRESS
9100 E. Mineral Circle
Englewood, CO 80112
                                          Monthly Disbursements: $7,617,944
                                                                 ----------
DEBTORS' ATTORNEYS
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

                                Monthly Operating Profit (Loss): $(205,000)
                                                                 ----------

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                  The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information, contained therein is complete, accurate and truthful to the best of my knowledge.

Date:  April 11, 2002                     By         /s/ Susan Richart
                                              ----------------------------------
                                              Susan Richart
                                              Controller


Indicate if this is an amended statement by checking here
                                                      Amended Statement
                                                                        --------

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                           RHYTHMS NETCONNECTIONS INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                       JANUARY 31,       FEBRUARY         MARCH
                             ASSETS                                        2002            2002            2002
                                                                       ------------    ------------    ------------
Current assets:                                                         (unaudited)     (unaudited)     (unaudited)
Cash and cash equivalents                                              $      6,017    $      6,723    $      5,085
Short-term investments                                                      111,601         115,101          76,026
Restricted cash                                                              49,207          44,922           4,157
Accounts receivables, net                                                         -               -               -
Loans, interest, and other receivables, net                                   4,205           2,010           1,042
Inventory                                                                         -               -               -
Prepaid expenses and other current assets                                     2,128           1,981           1,830
                                                                       ------------    ------------    ------------
Total current assets                                                        173,158         170,737          88,140
                                                                       ------------    ------------    ------------

Furniture, fixtures and equipment, net                                        6,000           6,000           6,000
Collocation fees, net                                                             -               -               -
Investments                                                                   3,050           3,050           3,050
Other assets                                                                  2,874           1,848           1,848
                                                                       ------------    ------------    ------------

TOTAL ASSETS                                                           $    185,082    $    181,635    $     99,038
                                                                       ============    ============    ============


             LIABILITIES AND STOCKHOLDERS' DEFICIT
                                                                       ------------    ------------    ------------
Current liabilities:
Current portion of long-term debt                                      $          -    $          -    $          -
Accounts payable - Trade
    Prepetition Liabilities                                                   6,797           5,601           4,892
    Post Petition Liabilities                                                13,644          11,065           5,192
Interest payable                                                             31,489          31,490           6,634
Accrued expenses                                                             14,441          14,645          14,052
Other current liabilities                                                    11,302          11,302          11,302
Senior notes payable                                                        849,312         849,312         798,951
                                                                       ------------    ------------    ------------
Total current liabilities                                                   926,985         923,415         841,023
                                                                       ------------    ------------    ------------

Long-term Deferred Installation Revenues                                          -               -               -
                                                                       ------------    ------------    ------------
Total liabilities                                                           926,985         923,415         841,023
                                                                       ------------    ------------    ------------

Mandatorily redeemable common stock warrants                                      -               -               -
Mandatorily redeemable preferred stock                                      505,584         509,767         513,950
                                                                       ------------    ------------    ------------
                                                                          1,432,569       1,433,182       1,354,973
Stockholders' deficit:
Common stock, $0.001 par value; 250,000,000 shares authorized;
      79,739,764 shares issued as of 2000 and 79,750,254 as of 2001              80              80              80
      Treasury stock, at cost none as of 2000 and 156,768 as of 2001           (472)           (472)           (472)
Additional paid-in capital                                                  330,819         326,635         322,452
Warrants and Deferred Compensation                                           87,157          87,157          87,157

Accumulated deficit, prior year                                          (1,663,770)     (1,663,770)     (1,663,770)
Accumulated defict, current year                                             (1,301)         (1,177)         (1,382)
Accumulated comprehensive income                                                  -               -               -
                                                                       ------------    ------------    ------------
Total stockholders' deficit                                              (1,247,487)     (1,251,547)     (1,255,935)
                                                                       ------------    ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                            $    185,082    $    181,635    $     99,038
                                                                       ============    ============    ============

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                           RHYTHMS NETCONNECTIONS INC.
                       CONSOLIDATED SUPPLEMENTAL SCHEDULES
                                 (IN THOUSANDS)


                                                                JANUARY 31,   FEBRUARY 28,      31-MAR
PREPAID AND OTHER CURRENT ASSETS                                   2002           2002           2002
                                                               ------------   ------------   ------------
                                                                (unaudited)    (unaudited)    (unaudited)
     Prepaid Maintenance Agreements                            $      1,473   $      1,473   $      1,470
     Prepaid Insurance                                                  340            192             44
     Prepaid Other                                                        -              -              -
                                                               ------------   ------------   ------------
         Subtotal                                              $      1,813   $      1,665   $      1,514

     Current Deferred Installation Costs                                  -              -              -

     Employee Trust Assets                                              315            316            316

         TOTAL                                                 $      2,128   $      1,981   $      1,830
                                                               ============   ============   ============


INVESTMENTS

     At Home Solutions                                         $      3,000   $      3,000   $      3,000
     Other                                                               50             50             50
                                                               ------------   ------------   ------------

         TOTAL                                                 $      3,050   $      3,050   $      3,050
                                                               ============   ============   ============


OTHER ASSETS

     Deferred Business Acquisition Costs                       $          -   $          -   $          -
     Security Deposits                                                2,874          1,848          1,848
                                                               ------------   ------------   ------------

         TOTAL                                                 $      2,874   $      1,848   $      1,848
                                                               ============   ============   ============


ACCRUED EXPENSES

     Operating Expenses
         Prepetition                                           $          -   $          -   $          -
         Post Petition                                                9,355          9,683          9,215
                                                               ------------   ------------   ------------
           Subtotal                                            $      9,355   $      9,683   $      9,215

     Accrued Wages and Benefits                                         172             21              -


     Accrued Sales, Use, Property, and Telecommuncation Fees          4,914          4,941          4,837
                                                               ------------   ------------   ------------

         TOTAL                                                 $     14,441   $     14,645   $     14,052
                                                               ============   ============   ============


OTHER CURRENT LIABILITIES

     Capital Lease Obligation                                             -              -              -
     Current Deferred Installation Revenues                               -              -              -
     Insurance Claim                                                 11,250         11,250         11,250
     Sublease Deposits                                                   52             52             52
                                                               ------------   ------------   ------------

         TOTAL                                                 $     11,302   $     11,302   $     11,302
                                                               ============   ============   ============

                             RHYTHMS NETCONNECTIONS
                      SCHEDULE OF DISBURSEMENTS BY COMPANY
                                     MAR-02

               COMPANY NAME                   OPERATING        PAYROLL           TOTAL
               ------------                   EXPENSES         EXPENSES       DISBURSEMENTS
                                              --------         --------       -------------

Rhythms NetConnections, Inc.               $    1,713,541   $       79,100   $    1,792,641

Rhythms Links Inc.                         $    5,825,041                    $    5,825,041

Rhythms Links Virginia, Inc.               $          261                    $          261

Rhythms Leasing                            $            -                    $            -

RCanada Inc.                               $            -                    $            -

                                           --------------   --------------   --------------
            TOTAL DISBURSEMENTS            $    7,538,843   $       79,100   $    7,617,944
                                           ==============   ==============   ==============

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                          RHYTHMS NETCONNECTIONS INC.
                      CONSOLIDATED STATEMENT OF CASH FLOW
                                 (IN THOUSANDS)

                                                             ONE MONTH ENDED   ONE MONTH ENDED  ONE MONTH ENDED  YEAR TO DATE
                                                                JANUARY 31,     FEBRUARY 28,    FEBRUARY 28,       31-MAR
                                                                ------------    ------------    ------------    ------------
                                                                    2002            2002            2002            2002
                                                                ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:                            (unaudited)    (unaudited)      (unaudited)     (unaudited)
     Net loss                                                   $     (1,301)   $        124    $       (205)   $     (1,382)
     Adjustments to reconcile net loss to net cash used
        for operating activities:
          Asset impairment and valuation                                   5               -               -               5
     Net change in working capital:
          Decrease in accounts, loans, interest, and other
             receivables, net                                            836           2,195             968           3,999
          Decrease in prepaid expenses and other current
             assets                                                      482           1,175             151           1,808
          (Increase) Decrease in trust assets                          2,313              (2)              -           2,311
          Increase(Decrease) in accounts payable                        (123)         (3,775)         (6,582)        (10,480)
          (Decrease) in accrued expenses and other current
             liabilities                                              (4,084)            204            (593)         (4,473)
                                                                ------------    ------------    ------------
                    Net cash used for operating activities            (1,872)            (79)         (6,261)         (8,212)
                                                                ============    ============    ============    ============
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases (maturities) of government securities
        and ST Investments                                             2,628             785          79,840          83,253
     Purchases of furniture, fixtures, and equipment                      (5)                                             (5)
                                                                ------------    ------------    ------------    ------------
               Net cash provided by (used for) investing
                  activities                                           2,623             785          79,840          83,248
                                                                ============    ============    ============    ============
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowing Repayment per Plan of Reorganization                        -               -         (75,217)        (75,217)
                                                                ------------    ------------    ------------    ------------
                    Net cash provided by (used for) financing
                       activities                                          -               -         (75,217)        (75,217)
                                                                ------------    ------------    ------------    ------------
Net increase in cash and cash equivalents                                751             706          (1,638)           (181)
Cash and cash equivalents at beginning of period                       5,266           6,017           6,723           5,266
                                                                ------------    ------------    ------------    ------------
Cash and cash equivalents at end of period                      $      6,017    $      6,723    $      5,085           5,085
                                                                ============    ============    ============    ============
Supplemental schedule of cash flow information:
     Cash paid for interest                                     $          -    $          -    $          -    $          -
                                                                ============    ============    ============    ============

                           RHYTHMS NETCONNECTIONS INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                ONE MONTH ENDED  ONE MONTH ENDED  ONE MONTH ENDED  YEAR-TO-DATE
                                                      31-JAN          28-FEB          31-MAR          31-MAR
                                                       2002            2002            2002            2002
                                                   ------------    ------------    ------------    ------------
                                                   (unaudited)      (unaudited)    (unaudited)      (unaudited)
Revenue:
     Service and Installation Revenues             $          -    $          -    $          -    $          -
     Sales Returns and Allowances
                                                   ------------    ------------    ------------    ------------
  Service and installation, net                    $          -    $          -    $          -    $          -

Cost of Services:
  Network and service costs                                   -              (5)             (3)   $         (8)

Operating Expenses:
  Selling, marketing, general and administrative          1,604             960             524    $      3,088
  Depreciation and amortization                               5                                    $          5

                                                   ------------    ------------    ------------    ------------
     Total Cost of Operations                      $      1,609    $        955    $        521    $      3,085
                                                   ------------    ------------    ------------    ------------

Loss from operations                               $     (1,609)   $       (955)   $       (521)   $     (3,085)
                                                   ------------    ------------    ------------    ------------



Interest income                                             278             154             226    $        658
Interest expense (including amortized debt                    -                                    $          -
  discount and issue costs)                                                                        $          -
Gains on Settlement of Bankruptcy                             -             923             101    $      1,024
  Claims
Other income                                                 30               2             (11)   $         21
                                                   ------------    ------------    ------------    ------------
     Total other income (expense)                  $        308    $      1,079    $        316    $      1,703
                                                   ------------    ------------    ------------    ------------

                                                   ============    ============    ============    ============
NET LOSS                                           $     (1,301)   $        124    $       (205)   $     (1,382)
                                                   ------------    ------------    ------------    ------------

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                           RHYTHMS NETCONNECTIONS INC.
                                GROSS WAGES PAID
                                   MARCH 2002



                      PAY PERIOD                                 AMOUNT
                      ----------                                 ------

Pay- period ending 3/8/02                                            38,490
Pay-period ending 3/22/02                                            38,490
                                                            ----------------
                                                                     76,980
                                                            ================

All wage obligations are paid by the Debtor, Rhythms NetConnections Inc. No wages are paid by Rhythms Links, Rhythms Links VA, Rhythms Leasing or Rhythms Canada.

                           RHYTHMS NETCONNECTIONS INC.
                            SCHEDULE OF PAYROLL TAXES
                                 FOR MARCH, 2002


       DESCRIPTION                 PAYROLL TAX    PAYROLL TAX    PAYROLL TAX
       -----------                   WITHHELD       INCURRED         PAID
                                     --------       --------         ----
FIT WITHHELD                            9,226                       9,226
MEDICARE WITHHELD                         562                         562
OASDI WITHHELD                            498                         498
COLORADO SIT WITHHELD                   1,638                       1,638       MARCH 8, 2002
MEDICARE PAYABLE                                           562        562
OASDI PAYABLE                                              498        498


FIT WITHHELD                            9,226                       9,226
MEDICARE WITHHELD                         562                         562
OASDI WITHHELD                            498                         498
COLORADO SIT WITHHELD                   1,638                       1,638       MARCH 22, 2002
MEDICARE PAYABLE                                           562        562
OASDI PAYABLE                                              498        498

                             ---------------------------------------------
                                       23,848            2,120     25,968
                             =============================================

Rhythms NetConnections
Schedule of Payments
Transactional Tax, Property Tax, Other
                      Mar-02

          Tax Type       Check Date               Vendor Name              Amount
          --------       ----------               -----------              ------

None
